Exhibit 23.1
De Meo, Young, McGrath
A Professional Services Company

SUITE 517 2400 EAST COMMERCIAL BOULEVARD FORT LAUDERDALE, FLORIDA 33308 (954) 351-9800 FAX (954) 938-8683 www.dymco.net	SUITE 411 2424 NORTH FEDERAL HIGHWAY BOCA RATON, FLORIDA 33431 (561) 447-9800 FAX (561) 391-8856 www.dymco.net

Anthony De Meo, CPA*, ABV,PFS	Michael I. Bloom, CPA
Robert E. McGrath, CPA	Donald J. Campagna, CPA*, CFP
David I. Stockwell, CPA	Lawrence E. DeBrunner, CPA
Barry E. Waite, CPA
Roberta N. Young, CPA	* regulated by the State of Florida
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the incorporation by reference in this registration statement on Form SB-2/A, covering the registration of 11,525,000 shares of common stock, of our report dated October 13, 2006 except for Note 5 which is dated December 22, 2006 and included in the annual report on Form 10-KSB/A of Ignis Petroleum Group, Inc. for the year ended June 30, 2006, and to the reference to our firm under the caption “Experts” in the prospectus.
DeMeo, Young, McGrath
Fort Lauderdale, Florida,
April 20, 2007
DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • INSTITUTE OF BUSINESS APPRAISERS